UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NOBLE ROMAN’S, INC.
(Name of Registrant as Specified In Its Charter)

BT BRANDS, INC.
GARY COPPERUD KENNETH BRIMMER
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

CONTACT FOR FURTHER INFORMATION:

KENNETH BRIMMER 612-229-8811

PRELIMINARY VOTING SHOWS NOBLE ROMAN’S’ STOCKHOLDERS

PREFER COPPERUD 78% TO 22% OVER MOBLEY

Preliminary results for the election of a Class III director at the 2023 annual meeting of stockholders of Noble Roman’s, Inc. (“NROM”), originally scheduled for July 6, 2023, adjourned to August 10, 2023, shows shareholders favor Gary Copperud, BT Brands, Inc.’s nominee, over Scott Mobley, NROM’s nominee, by nearly a 3:1 margin 10,188,563 (78.1%) to 2,851,046 (21.8%).

BT Brands nominated Mr. Copperud to serve as a director of NROM to add a fresh perspective to the NROM board, including reviews of policies concerning executive compensation and corporate borrowing. Preliminary voting results show that NROM’s shareholders overwhelmingly support BT Brands’ efforts to elect Mr. Copperud to replace Mr. Mobley on NROM’s board of directors.

NROM previously notified BT Brands that Mr. Copperud is not eligible for this election because BT Brands’ and Mr. Copperud’s shares were held by brokers in “street name”; therefore, they were not reflected directly as owners as of the record date. BT Brands’ results show that steps to disqualify Mr. Copperud frustrate the shareholders’ overwhelming desire to inject fresh ideas onto the board. BT Brands has retained legal counsel to investigate NROM’s actions and explore all available remedies under Indiana and Federal law. Additionally, BT Brands’ CEO, Gary Copperud, added, “The results of this vote cannot be ignored by the independent directors bearing a responsibility to represent the interests of all shareholders.”

We remind shareholders that voting in the 2023 annual meeting of shareholders of NROM is ongoing, and notwithstanding BT Brands’ continuing efforts to overturn NROM’s disqualification of Mr. Copperud as a nominee for director, it is possible that we may not be successful. We advise shareholders that they remain eligible to vote in NROM’s annual meeting and that they should continue to vote on the BLUE proxy in support of Mr. Copperud.

About BT Brands, Inc.: BT Brands, Inc. (BTBD and BTBDW) owns and operates a fast-food restaurant chain called Burger Time, with locations in North and South Dakota and Minnesota. In addition, the Company owns the Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts, the Village Bier Garten in Cocoa, Florida, and Keegan’s Seafood Grille near Clearwater, Florida. BT Brands is seeking acquisitions within the restaurant industry.

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Forward-Looking Statements

This press release may contain statements that might be considered forward-looking statements or predictions of future operations. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may also differ from these expectations as a result of the risks identified from time to time in our filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

Investors Contact:

InvestorCom LLC

John Glenn Grau, 203-972-9300

info@investor-com.com

proxy@investor-com.com

19 Old Kings Highway S., Suite 130

Darien, CT 06820

(203) 972-9300 or (877) 972-0090

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